PRIVILEGED AND CONFIDENTIAL CONSENT AND AMENDMENT LETTER To: Borr Midgard Assets Ltd. (the "Borrower") Borr Skald Inc. ("Rig Owner A") Borr Saga Inc. ("Rig Owner B") Borr Jack-Up XXXII Inc. ("Rig Owner C" and, together with Rig Owner A and Rig Owner B, the "Rig Owners") Borr Midgard Holding Ltd. ("HoldCo") Borr IHC Limited ("Intermediate HoldCo") Borr Drilling Limited (the "Ultimate Parent") Date: 28 January 2021 Dear Sir/Madam Hayfin/Borr — US$195,000,000 Term Loan Facility Introduction 1. We refer to the facility agreement dated 25 June 2019 (as amended and restated by an amendment and restatement deed dated on 8 July 2020 and as further amended from time to time, the "Facility Agreement"). This letter is supplemental to the Facility Agreement and shall constitute a Finance Document. 2. Terms and expressions defined in the Facility Agreement have the same meanings when used herein unless the context otherwise requires. 3. In this letter: "Bank Finance Parties" means the finance parties (howsoever described) in the Bank Finance Facilities. "Other Finance Facilities" means, together, the Bank Finance Facilities and the Shipyard Finance Facilities. "Other Finance Parties" means the Bank Finance Parties or the Shipyard Finance Facilities. "Permitted Payments" means, in relation to the Other Finance Facilities, (a) payment of any scheduled interest to the Bank Finance Parties (excluding any default interest) and including in relation to interest, trade finance facility costs and commitment fees due and payable in September 2020 and December 2020 which has capitalised under the Bank Finance Facilities and is paid no earlier than 1 September 2021 and 1 December 2021 respectively; (b) any payments in respect of any guarantee commission or fee payable to correspondent banks or issuing banks or trade finance lenders in respect of trade finance instruments issued under the facility described in limb (b) of the definition of Bank Finance Facilities; (c) any properly incurred costs and expenses (including legal fees and agent's costs) of Other Finance Facilities; (d) any mandatory prepayment made in relation to the sale or total loss of a rig currently owned and operated by any member of the Ultimate Parent Group which is, as at the date of this letter, subject to a first preferred or priority ship mortgage in favour of the relevant Other Finance Parties as security for outstanding amounts under the Other Finance Facilities provided that such mortgage was originally registered on or prior to 30 July 2020 (or is granted to an Other Finance Party pursuant to the delivery of a rig 1 EME ACTIVE-577237626.11 _ “ ” – i il “ ” “ ” “ ” “ ” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

under a Construction Contract as defined in the Second Framework Deed made between, among others the Ultimate Parent, Keppel FELS Limited and Offshore Capital Partners Pte. Limited on or about the date of this letter) notwithstanding subsequent mortgage amendments including, without limitation, due to change in flag state of a rig (and, for the avoidance of doubt, limited to such minimum amount as is required to the repaid thereunder in respect of such mandatory prepayment event) or the actual repayment of principal pursuant to clause 10 of the Shipyard Deferral made between members of the Ultimate Parent Group and PPL Shipyard Pte. Ltd. in respect of the rig known as "GYME" (with IMO No. 9758349) registered in the ownership of Borr Gyme Inc. or any refinancing of credit financing provided by Keppel FELS Limited or Offshore Capital Partners Pte. Limited in connection with clause 4.6 of the Second Framework Deed made between, among others the Ultimate Parent and Keppel FELS Limited and Offshore Capital Partners Pte. Limited on or about the date of this letter; (e) aggregate payments of $6,000,000 in 2021 and $12,000,000 in 2022 to PPL Shipyard Pte. Ltd. pursuant to amendments to the relevant Shipyard Finance Facilities; (f) aggregate payments of $6,000,000 in 2021 and $12,000,000 in 2022 Keppel FELS Limited (or affiliates) pursuant to amendments to the relevant Shipyard Finance Facilities; (g) notional repayment of principal under any revolving credit facility under the Bank Finance Facilities provided that such amount is immediately redrawn under such facility; (h) the repayment of interest or mandatory prepayments following sale or total loss or voluntary prepayment in full of an Other Finance Facility pursuant to any new finance facility ("New Facility") made available by a third party financier to refinance an Other Finance Facility or to finance the acquisition of a rig by a member of the Ultimate Parent Group pursuant to a directed sale right under an Other Finance Facility, provided that: (A) the New Facility is on an arm's length basis on bona fide terms; (B) the principal drawn under the New Facility and applied in repayment of the relevant Other Finance Facility is sufficient to repay the total principal and interest outstanding under such Other Finance Facility (or, in relation to an acquisition of a rig pursuant to a directed sale right, the relevant purchase price); (C) the terms of the New Facility provides that no instalment or repayment of principal is made prior to the Termination Date under the Facility Agreement (other than a payment that would be permitted under this agreement in respect of the Other Finance Facility); (D) the terms of, and conditions attaching to the Other Finance Facility including the cash payable margins, interest, fees or commission payable or the rate at which they are calculated are no more favourable than the terms and conditions of the Other Finance Facility (and, in relation to any margin increase "more favourable" shall mean an increase in the existing margin by an amount more than one per cent. (1%) which is cash payable); and (E) the scope of the Security or Quasi Security granted by members of the Ultimate Parent Group is no more favourable in scope and extent as the Security or Quasi Security under the relevant Other Finance Facility being refinanced (or in relation to a New Facility to finance an acquisition of a rig pursuant to a directed sale right, the Security or Quasi Security granted by member of the Ultimate Parent Group for the liabilities relating to that rig under the relevant Other Finance Facility). 2 EME ACTIVE-577237626.11 _ “ ” “ ” ’ “ ” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(i) U) the rollover or extension of any counter-indemnity or guarantee falling under limb (i) of the definition of Financial Indebtedness, provided on arm's length and related to the operation or use of a rig owned by a member of the Ultimate Parent Group; and in respect of scheduled interest payments due under the unsecured convertible bond 2018/2023 dated 18 May 2018 issued by the Ultimate Parent. "Shipyard Finance Parties" means the finance parties (howsoever described) in the Shipyard Finance Facilities. Consents 4. We are writing in response to your request to, amongst other things, an extension of the Termination Date and to certain other amendments to the Facility Agreement (the "Request"). 5. As and with effect from (and subject to the occurrence of) the Effective Date, the Agent (for and on behalf of the Lenders) has consented to the Request, including (but not limited to) certain amendments to the Facility Agreement to be made in accordance with the provisions set out in Schedule 1 (Amendments to the Facility Agreement) to this letter. 6. In consideration of the Request, each of the Obligors undertake and agree not to make any amendment to the terms of, and conditions attaching to any Other Finance Facilities Extension (as defined below) prior to the Effective Date in respect of the date of payment of any amount, any change in applicable margins or the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated or any extension of any period within which a facility is available for utilisation under the Other Finance Facilities from the terms and conditions set out in the drafts of Other Finance Facilities Extensions provided to the Lender before execution of this document under cover of an email from Skadden, Arps, Slate, Meagher & Flom (UK) LLP dated 28 January 2021, without the prior written consent of the Agent. Amendments 7. The Facility Agreement shall, with effect on and from the Effective Date (defined in paragraph 8 below), be (and it is hereby) amended in accordance with the provisions set out in Schedule 1 (Amendments to the Facility Agreement) to this letter. 8. The amendments to be made to the Facility Agreement by this letter shall take effect on and from the date (the "Effective Date") on which the Agent notifies the Borrower that it has received the following documents and evidence in form and substance satisfactory to it: (a) true and accurate copies of (in each case, duly executed) the amendment agreements or deeds entered into pursuant to which each of the Bank Finance Parties and the Shipyard Finance Parties have agreed, respectively, (i) to defer the final maturity and amortisation in respect of any Financial Indebtedness owed by the Ultimate Parent Group under the Bank Finance Facilities or Shipyard Finance Facilities and falling due to: (A) 3 January 2023 in the case of the Bank Finance Facilities; and (B) 1 March 2023 in the case of the Shipyard Finance Facilities (the "Shipyard Deferrals"), (together, the "Other Finance Facilities Extension"); and (ii) no cash payment of any instalments or repayments due to them falling due in the period between the Effective Date until 3 January 2023, such that only Permitted Payments may be made to, and received by, the Bank Finance Parties or Shipyard Finance Parties (as the case may be); 3 EME ACTIVE-577237626.11 _ ( ) ’ (j) “ ” “ ” “ ” “ ” “ ” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(b) by no later than 31 January 2021, to provide evidence of receipt (in cash in full) by the Ultimate Parent (or any other member of the Ultimate Parent Group) of the proceeds of an equity offering in an amount of not less than US$40,000,000 less underwriting fees of up to five per cent. (5%) of gross proceeds of such equity offering; (c) a presentation to the Lenders by no later than 31 January 2021 setting out the effect of the liquidity action plan comprising the capital structure remedies effected under the Bank Deferrals, Shipyard Deferrals and equity raise in January 2021, including a 12 month liquidity and cash flow forecast; (d) a duly executed original of this letter countersigned by each of the Obligors and Intermediate HoldCo acknowledging the terms of this letter; (e) a duly executed original of the Mortgage Amendment in relation to each Rig signed by each Rig Owner in favour of the Security Agent (and any documents to be executed pursuant thereto); (f) (g) a certificate from a manager, director or officer of each Obligor and Intermediate HoldCo containing a list of the managers, directors and officers of that party and certifying and confirming that there have been no changes to the constitutional documents of that party since last provided to the Agent in relation to the Facility Agreement or otherwise; copies of resolutions of the directors and (if applicable) shareholders of each Obligor and Intermediate HoldCo authorising the execution of this letter and of the Mortgage Amendment to which it is a party; (h) the original of any power of attorney issued by each Obligor and Intermediate HoldCo pursuant to such resolutions aforesaid; (i) up-to-date certificates of good standing in respect of each Obligor and Intermediate HoldCo; Q) a copy of the Builder Guarantee as amended in accordance with the Shipyard Deferrals made with the Builder; (k) a legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of English law in a form approved by the Agent or confirmation that such opinion will be issued in form and substance satisfactory to the Agent; (I) (m) a legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of Liberian law in a form approved by the Agent or confirmation that such opinion will be issued in form and substance satisfactory to the Agent; a legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of Marshall Islands law in a form approved by the Agent or confirmation that such opinion will be issued in form and substance satisfactory to the Agent; (n) a legal opinion of Conyers Dill & Pearman Limited, legal advisers to the Finance Parties in respect of Bermudan law in a form approved by the Agent or confirmation that such opinion will be issued in form and substance satisfactory to the Agent; and (o) evidence satisfactory to the Agent of registration of each Mortgage Amendment with the Liberian ship registry; (p) in respect of Rig A and Rig C: (i) a certified true copy of each stacking contract with, in the case of Rig A, Keppel FELS Limited and Rig C, GOM Offshore & Marine Pte. Ltd.; and 4 EME ACTIVE-577237626.11 _ (f) (g) (j) (l) ( ) PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(ii) evidence satisfactory to the Agent that either (A) there are no outstanding amounts due to in connection with such stacking contracts or (B) to the extent that there are any outstanding, the Keppel FELS Limited or GOM Offshore & Marine Pte. Ltd. (as the case may be) have irrevocable waived any right to claim any lien (maritime, statutory or possessory) in relation to any such outstanding amounts. Every copy document delivered under this paragraph 8(f) to (h) and (p) shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the relevant Obligor or Intermediate HoldCo (as the case may be). Representations and Warranties 9. Each Obligor and Intermediate HoldCo represents and warrants that the representations and warranties contained in clause 18 of the Facility Agreement are deemed to be made on the date of this letter and on the Effective Date. 10. Each director who has countersigned this letter on behalf of each Obligor and Intermediate HoldCo hereby represents and warrants (in its capacity as director of the relevant Obligor and Intermediate HoldCo and without personal liability) that they are duly authorised to enter into this letter on behalf of the relevant Obligor and Intermediate HoldCo (as applicable). 11. Each Obligor and Intermediate HoldCo acknowledges that the Agent has entered into this letter in full reliance on the representations and warranties made to it on the terms stated in the paragraph 10 above. Affirmation and Further Assurance 12. Each Obligor and Intermediate HoldCo confirms: (a) its knowledge and acceptance of this letter; (b) that all Finance Documents, including the Facility Agreement shall continue in full force and effect; and (c) that: (i) the Transaction Security will remain in full force and effect and will continue to constitute the legal, valid and binding obligations of the relevant Obligor and Intermediate HoldCo; and (ii) the guarantee(s) given by each Guarantor under or in connection with the Finance Documents will continue in full force and effect and will continue to constitute the legal, valid and binding obligations of each Guarantor. 13. The parties to this letter hereby agree that they shall be bound by the terms of the Facility Agreement as varied by the terms of this letter. 14. Each Obligor shall, at the request of the Agent and at their own expense, do all such acts and things necessary or desirable to give effect to the provisions to be effected pursuant to this letter. 15. Nothing in this letter shall constitute a waiver, or prejudice, diminish, or otherwise adversely affect, any present or future rights or remedies of the Lenders in respect of or pursuant to the Facility Agreement or any other Finance Document, which shall continue to be enforceable. This letter is entered into without prejudice to any rights which the Agent may now or in the future have in relation to any outstanding Event of Default or any other circumstances or matters other than specifically referred to in this letter, which rights shall remain in full force and effect. 5 EME ACTIVE-577237626.11 _ (i) PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

16. The Borrower irrevocably agrees to pay to the Agent within ten (10) Business Days of demand, an amount equal to all costs, expenses and disbursements (including but not limited to legal fees) reasonably incurred by the Agent and/or the Finance Parties in connection with the negotiation, preparation and execution of this letter including any Finance Document. 17. The Agent shall, from time to time within ten (10) Business Days of demand from the Agent, be reimbursed on a full indemnity basis for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Lenders under this letter and any other document referred to in this letter including any Finance Document. 18. The Parties agree and acknowledge that this document and its contents may be disclosed by an Obligor to (i) the Other Finance Parties and (ii) may be filed with the US Securities and Exchange Commission or the Norwegian Financial Services Authority in accordance with their rule or applicable securities law. The Parties agree to consult together in respect of any mutually acceptable redactions to any disclosure in relation to (ii) above to be agreed between the Agent and the Obligors as far as is reasonably practicable and as permitted by applicable law or stock exchange rules or regulations. 19. A person who is not a party to this letter will not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter. 20. Clauses 36 (Notices), 42 (Counterparts) and 43 (Governing Law) of the Facility Agreement shall apply to this letter as if they were expressly incorporated in this letter with any necessary modifications. The Finance Parties agree to treat any information received in connection with this letter which relates to the Ultimate Parent Group as Confidential Information in accordance with the terms of clause 41 (Confidentiality) of the Facility Agreement. [SIGNATURE PAGE FOLLOWS] 6 EME ACTIVE-577237626.11 _ ] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Yours faithfully, Name: Vikas Mehta Title: Authorized Signatory for and on behalf of HAYFIN SERVICES LLP as Agent 7 EME ACTIVE-577237626.11 _ ………………………………….. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PRIVILEGED AND CONFIDENTIAL Acknowledgement We hereby confirm our agreement to and acceptance of the terms of this letter: •• Ge rgina E. Sousa Title: Director for and on behalf of BORR MIDGARD ASSETS LTD. Date: 28 January 2021 Name: Claire B and Title: Director for and on behalf of BORR SKALD INC. Date: 28 January 2021 Name: Claire ard Title: Director for and on behalf of BORR SAGA INC. Date: 28 January 20 ame: Claire BiDrrfard Title: Director for and on behalf of BORR JACK-UP )00a1 INC. Date: 28 January 2021 Name: Claire B d Title: Director for and on behalf of BORR MIDGARD HOLDING LTD. Date: 28 January 2021 1M.c) • . e rgina E. Sousa Titl : Director for and on behalf of BORR DRILLING LIMITED Date: 28 January 2021 1• .1rat,rgina E. Sousa Title: Director for and on behalf of BORR IHC LIMITED Date: 28 January 2021 [SIGNATURE PAGE] r r 21 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Schedule 1 Amendments to the Facility Agreement (a) In Clause 1.1 (Definitions), the definition of "Builder Guarantee" shall be deleted in full and replaced as follows: ""Builder Guarantee" means the shipyard guarantee granted on 8 July 2020 (as amended on or around the Amendment Date pursuant to the Other Creditor Deferrals) by Intermediate HoldCo in favour of the Builder in relation to the deferral of certain amounts due under the Shipyard Finance Facilities including, among other things, capitalised interest on Seller's Credits (as such term is defined therein) issued in relation to the jack up rigs "GALAR", "GERD", "GERSEMI", "GRID", "GYME", "NATT", "GROA", "NJORD" and "GUNNLOD" between, among others, the Ultimate Parent as the parent company and the Builder as the seller." (b) In Clause 1.1 (Definitions), the definition of "Margin" shall be deleted in full and replaced as follows: ""Margin" means the Cash Margin and the PIYC Margin." (c) In Clause 1.1 (Definitions), sub-paragraph (b)(i) of the definition of "Make Whole Amount" shall be amended by replacing the words "(including Margin and LIBOR)" with the words "(including the Cash Interest and the PIYC Interest (calculated on the basis that the PIYC Interest was cash pay interest) and LIBOR)". (d) In Clause 1.1 (Definitions), sub-paragraph (d) of the definition of "Permitted Rig Disposal" shall be amended by inserting the words "(including, for the avoidance of doubt, PIYC Interest accrued but not capitalised under Clause 8.5(a))" after the words "(including but not limited to the requirement to pay all accrued interest". (e) In Clause 1.1 (Definitions), the definition of "Termination Date" shall be deleted in full and replaced as follows: "Termination Date" means 3 January 2023." (f) In Clause 1.1 (Definitions), the following new definitions shall be inserted in alphabetical order as follow "'Activation" means, in relation to an Activation Rig„ all works, purchasing and installation of equipment and servicing required in order to prepare that Activation Rig for the active deployment for drilling operations such that the Activation Rig is capable of immediate deployment on standard contractual terms for drilling rigs of a similar type and nature as that Activation Rig (including but not limited to being capable of being immediately classed by the Classification Society with its Classification free of condition of class) and such that such Activation Rig is in at least in as good a condition and state and with all such equipment, spares and supplies as Rig B as at the Amendment Effective Date." ""Activation Option Trigger Event" means any of the events or circumstances set out in Clause 22.24(b)." ""Activation Rig" means each of Rig A and Rig C." ""Amendment Effective Date" means the "Effective Date" as such term is defined in the Second Consent and Amendment Letter:" "Cash Interest" means cash interest on the Loan calculated in accordance with Clause 8.2 (Payment of Cash Interest)." ""Cash Margin" means five point three-seven-five per cent. (5.375%) per annum." 9 EME ACTIVE-577237626.11 _ il “ ” ““ ” ” “ ” ““ r i ” ” “ ” “ ” “ ” “ ” “ ” “ ” “ i ” i ” (f) “"Acti ,, l f t l l f f l ““ ti ti ti ri r t” f ).” ““ ti ti ” f ” ““ t ” “ ” .” ““Ca I ” f .” “ i .” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

—Other Creditor Deferrals" means the amendments to the Bank Finance Facilities and the Shipyard Finance Facilities which, inter alia, extend the maturities of financial indebtedness (howsoever described therein) incurred under such facilities, and entered into on or about the Amendment Effective Date." ""Other Finance Facilities" means, together, the Bank Finance Facilities and the Shipyard Finance Facilities as amended by the Other Creditor Deferrals. —Permitted Payments" has the same meaning as used in the Second Consent and Amendment Letter." ""PlYC Interest" means the interest calculated in accordance with Clause 8.4 (Calculation of PIYC Interest)." ""PIYC Margin" means one per cent. (1%) per annum." —Second Consent and Amendment Letter" means the letter agreement dated 28 January 2021 from the Agent to each of the Borrower, the Rig Owners, HoldCo, Intermediate HoldCo and the Ultimate Parent (and countersigned by way of agreement by each of them)." (g) Sub-paragraph (c) of Clause 7.2 (Change of Control) shall be deleted entirely and replaced as follows: "(c) the Loan, together with accrued interest (including any PIYC Interest accrued but not capitalised under Clause 8.5(a)), and all other amounts accrued under the Finance Documents shall become immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable." (h) Sub-paragraph (b) of Clause 7.7 (Restrictions) shall be amended by inserting the words "(including any PIYC Interest accrued but not capitalised under Clause 8.5(a))" after the words "on or after the Termination Date, shall be made together with accrued interest". (i) Clause 8.1 (Interest) and 8.2 (Calculation of interest) shall be deleted entirely and replaced as follows: "8.1 Interest Interest payable on the Loan shall be the aggregate of the Cash Interest and the PIYC Interest (if any), in each case calculated in accordance with this Clause 8. 8.2 Calculation of Cash Interest The rate of Cash Interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of.• (a) the Cash Margin; and (b) LIBOR. 8.3 Payment of Cash Interest Subject to Clause 8.5 (Payment / Capitalisation of PIYC Interest), the Borrower shall pay accrued Cash Interest on the Loan on the last day of each Interest Period (each an "Interest Payment Date). 8.4 Calculation of PIYC Interest The fixed rate of PIYC Interest on the Loan for each Interest Period is the PIYC Margin. 10 EME ACTIVE-577237626.11 _ ““ r it l ” f i l r .” ““ t r i ” it r “" i t .” ““ I t” i f t .” ““ I i ” .” ““ t t ” ____ f i f ).” (g) f “ i li ll ll l t l ill ll l i ill l .” “ ” “ ” f “ I t ll f f l t l l ti f I t f f: t f I t f ll f “I t r t t t ” l l ti f t f PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

8.5 Payment / Capitalisation of PIYC Interest (a) Prior to the commencement of an Interest Period (and provided always that no Event of Default has occurred and is continuing) the Borrower shall have the option (exercisable at its discretion) to request in writing to the Agent that the PIYC Interest shall be payable (in cash, in full) (and in addition to the Cash Interest) on the Interest Payment Date ("Cash Pay Request). (b) A Cash Pay Request must be provided to the Agent no later than 11:00 am (London time) on the date being five (5) Business Days prior to the commencement of the relevant Interest Period. (c) In the event that the Borrower does not provide a valid Cash Pay Request in accordance with this Clause 8.5, then the accrued PIYC Interest will be automatically capitalised and added to the principal amount of the Loan on the applicable Interest Payment Date." U) Clause 8.3 (Default interest) shall be amended by replacing the words "at a rate which is two per cent. (2%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment," with the words "at a rate which is three per cent. (3%) per annum higher than the rate which would have been payable (and, for this purpose, calculated on the basis that the PIYC Interest was cash pay interest) if the overdue amount had, during the period of non-payment,". (k) Clause 11 (Fees) shall be amended by inserting a new Clause 11.3 (Consent Fee) as follows: "The Borrower shall pay to the Agent a consent fee equal to one per cent. (1%) of the Total Commitments outstanding on the Amendment Effective Date. Such consent fee shall be added to the principal amount of the Loan then outstanding on the Amendment Effective Date." Sub-paragraph (a) of Clause 20.1 (Off Hire Buffer Amount) shall be amended by inserting the words "(including any PIYC Interest accrued but not capitalised under Clause 8.5(a))" after the words "shall be equal to the aggregate amount of interest". A new Clause 19.5(i) shall be inserted as follows: ill (a) provide a written presentation to the Agent no later than 31 January 2021 setting out specific proposals to improve the liquidity position of the Ultimate Parent Group which are reasonably likely to be implementable (the "Specific Proposals) and reasonable detail of the steps taken and timelines for further steps to be taken in connection with such Specific Proposals (the "Action Plan); (b) provide a written update on the Action Plan (including an update in respect of each of the Specific Proposals together with a summary of steps taken, an update on timeline and a reasonable explanation of such steps and anticipated timeline), and a include in the update on (i) potential specific measures (irrespective of the Specific Proposals set out in the Action Plan) considered to be made by the Ultimate Parent and its group to improve their liquidity situation, (ii) descriptions of the anticipated liquidity effects of each measure and (iii) the expected time lines and deadlines for when such measures shall be finalized and the liquidity effect is expected to be realized, on the last Business Day of each month; and (c) provide 12 month liquidity and cash flow forecasts on the 15th Business Day of each month, including a written explanation setting out, in sufficient detail, any subsequent developments in respect of, liquidity, earnings and revenue which deviate from the previous forecasts provided." 11 EME ACTIVE-577237626.11 _ t it li ti f I t f ll iti ll “ st” i f li ill ll li l f .” (j) l “ ” “ ” “ ll l f t l ll l ” (l) ff “ ” “ ” (m) “ i l “ cifi Proposals”) il f “ ti ” i f f r f f i l f i f f ll f i f ” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(n) Clause 21.17 (No borrowings) shall be deleted entirely and replaced with the following: "21.17 No borrowings Except with prior written consent of the Agent (acting with the instructions of all Lenders), (a) none of HoldCo, Intermediate HoldCo, the Borrower, any Rig Owner or any Rig Operator shall incur, borrow, issue or allow to remain outstanding any Financial Indebtedness (except for the Loan, the Builder Guarantee and the Permitted Intercompany Loans) unless it is a Permitted Transaction or otherwise with the prior written consent of the Agent (acting with the instructions of all Lenders); and (b) the Ultimate Parent shall not, and each Obligor shall ensure that the Ultimate Parent shall not, agree any amendment to the Other Finance Facilities, which would have the effect of increasing the principal amounts guaranteed under the Builder Guarantee (other than to the extent amended by the Other Credit Deferrals). (o) Clause 21.20 (No guarantees or indemnities) shall be deleted entirely and replaced with the following: "21.20 No guarantees or indemnities (a) Subject to paragraph (b), none of HoldCo, Intermediate HoldCo, the Borrower, any Rig Owner or any Rig Operator shall incur or allow to exist any guarantee or indemnity by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed or indemnified by anyone else unless it is (i) a Permitted Transaction or (ii) the Builder Guarantee. (b) No member of the Ultimate Parent Group may grant or permit to be granted any Security or Quasi-Security (howsoever described (other than the Security or Quasi Security provided for the Other Finance Facilities on or before 30th July 2020), nor enter into any contractual arrangements for the sharing of proceeds or rights under any existing Security or Quasi-Security (however described), for the benefit of all or some of the creditors under the Other Finance Facilities (or their Affiliates or related parties from time to time) which, whether directly or indirectly (whether as part of a series of transactions or otherwise) secures Financial Indebtedness under the Other Finance Facilities owing at the Amendment Effective Date (or otherwise Financial Indebtedness relating to any refinancing of the Other Finance Facilities following the Amendment Effective Date) in respect of any assets of any member of the Ultimate Parent Group (other than in the case of a refinancing of such Other Finance Facilities, new security on the same terms and scope as the existing Security or Quasi-Security rights provided for under the Other Finance Facilities), unless: (i) required solely to remedy a loan to value covenant breach under the Other Finance Facilities and the aggregate value of all such additional security granted after the Amendment Effective Date across the Other Finance Facilities is less than or equal to $5,000,000; or (ii) contemporaneously with the grant of such additional security, the relevant member or members of the Ultimate Parent Group shall grant to the Security Agent equivalent additional security (to be determined by the Security Agent, acting reasonably) for the obligation of the Obligors under the Finance Documents in form and substance satisfactory to the Agent (acting on the instructions of all Lenders) or 12 EME ACTIVE-577237626.11 _ “ f f l f t r ll i i l l ll ll ll l f l r “ f t ll f f f f it i r i i i i th t l f i i it r f l f i l l f f i l l f i f f f r i i i i (i) l f l l l l f l f ll it l i it f f l PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(iii) such Security is granted over rigs delivered pursuant to a "Construction Contract" under and as defined in the Second Framework Deed made between, among others the Ultimate Parent and Keppel FELS Limited to Financial Indebtedness owed to Keppel FELS Limited or Offshore Partners Pte. Limited." (p) Clause 21 (General Undertakings) shall be amended to insert a new Clause 21.29 (Creditor Payments): "21.29 (Other Creditors) Each Obligor shall not, and will procure that each other member of the Ultimate Parent Group shall not repay any instalment of principal in respect of Financial Indebtedness to any creditor (other than suppliers in the ordinary course of business or intercompany creditors in respect of bona fide intercompany loan payments made in connection with the ordinary course of the Ultimate Parent Group's cash management) until after the Termination Date except for Permitted Payments, unless the Borrower prepays the Loan (or any part of it) in an equal amount to (in absolute terms, and not on a pro rata basis) and simultaneously with such payment to such other creditors. " (q) A new Clause 21.30 (Builder Guarantee) shall be inserted as follows: "21.30 Builder Guarantee Except with the prior written consent of the Agent (acting with instructions of all Lenders), each Obligor shall procure that guaranteed liability of Intermediate HoldCo under the Builder Guarantee shall at all times be limited to the capitalised interest accrued under and on the terms set out in the Other Creditor Deferral made between members of the Ultimate Parent Group and PPL Shipyard Pte. Ltd. in effect as at the Amendment Effective Date (the PPL Deferral) and at no time will the rate applicable to the capitalised interest guaranteed under the Builder Guarantee be increased beyond the terms set out in the PPL DeferraL" (r) Clause 22.22 (Ultimate Parent undertaking) shall be deleted entirely and replaced with the following: "22.22 Ultimate Parent undertaking The Ultimate Parent undertakes and agrees to (as a primary obligation) ensure that: (a) in relation to each Rig: (i) any and all Operating Expenses not permitted to be withdrawn from an Earnings Account in accordance with Clause 24.4 (Earnings and Requisition Compensation); and (ii) any and all capital expenditure on a Rig at any time (including but not limited to any upgrades or additional equipment required for performance of obligations under an Approved Drilling Contract), are, in are each case, on or prior to the date that they become due and payable, funded by way of a Fresh Equity Injection by the Ultimate Parent either (i) to Intermediate HoldCo, a corresponding Fresh Equity Injection by Intermediate HoldCo to HoldCo; or (ii) to HoldCo, and (in each case) by a corresponding Fresh Equity Injection by HoldCo to the Borrower and a further Fresh Equity Injection by the Borrower to the relevant Rig Owner or Rig Operator; (b) in relation to each Activation Rig, on the first Business Day of each month from and including 1 March 2021, provide to the Agent evidence satisfactory to it as to the payment of outstandings under or in connection with the stacking and berthing contracts for that Activation Rig; and 13 EME ACTIVE-577237626.11 _ .” l “ r ll ill ll f l f i l it r f f i f il f l l ” (q) “ f f l ll f ll l li i l f ill l.” “ t i (i) l l it l i l f f i i f PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(c) in relation to Intermediate HoldCo: (i) the Ultimate Parent shall not create or permit to subsist any Security or Quasi- Security over its shares or other ownership interests in Intermediate HoldCo; (ii) the Ultimate Parent shall ensure that Intermediate HoldCo remains a directly wholly owned Subsidiary of Ultimate Parent at all times; (iii) Intermediate HoldCo shall not trade, carry on any business, own any assets, establish or maintain any bank accounts, issue any dividends or other distributions, grant any loan or other credit, create or permit to subsist any Security or Quasi-Security over any of its assets or incur any liabilities (including, without limitation, any form of indebtedness, howsoever described) except for: (A) ownership of shares in its Subsidiaries; (B) infra-Group debit balances and infra-Group credit balances documented in writing pursuant to an infra-group funding agreement in form and substance satisfactory to the Agent (in its sole discretion); (C) Security over shares in direct subsidiaries of Intermediate HoldCo in favour of the providers of the Bank Finance Facilities and the Shipyard Finance Facilities; (D) the Builder Guarantee as amended by the Other Creditor Deferrals; and (E) other transactions entered into pursuant to the Other Creditor Deferrals or otherwise with the prior written consent of the Agent on behalf of the Majority Lenders (in their sole discretion); (iv) Intermediate HoldCo shall not contribute or otherwise transfer all of the issued share capital of any of its Subsidiaries to another Subsidiary. (v) Each Obligor shall (and shall ensure that each member of the Group will) ensure that any transfer of funds to Intermediate HoldCo is documented pursuant to an infra-group funding agreement in form and substance satisfactory to the Agent (in its sole discretion) or otherwise documented as an intercompany liability in writing. (vi) Each Obligor shall ensure that no member of the Group will make dividends or other distributions to the Intermediate HoldCo." (s) A new Clause 22.24 (Rig Activation undertakings) shall be inserted as follows: "22.24 Rig Activation undertakings (a) Each Rig Owner A and Rig Owner C shall (and the Obligors shall procure that such Rig Owner shall) undertake in relation to the Activation Rig owned by it: (0 on or before 30 June 2021, provide the Agent with a comprehensive written plan for Activation of the relevant Activation Rig consistent with the previous activation of Rig B in a form and substance to be approved by the Agent (the "Activation Plan) acting reasonably with a timetable showing specific and measurable operational, equipment procurement and payment milestones ("Activation Milestones) to be achieved by specific dates to ensure completion of the Activation no later than 31 December 2021 and which includes (but not limited to) the following: 14 EME ACTIVE-577237626.11 _ (i) ll i i ll l ll i f l ll i i i f r f t t t i i t f it r i f lf f i ll l f i l f f ll ll f f t t i ll f ill .” “ ll ll r (i) f f “ ti ti lan”) l “ ti ti ilestones”) f PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(A) an agreed schedule of works to be provided by the relevant yard in Singapore and/or equipment or systems manufacturers and/or servicers; (B) a full inventory list of all CAPEX equipment to be ordered (or, subject to proper documentation of title transfer, transferred to the relevant Rig Owner free of liens or retention of title rights from other Rigs owned by members of the Ultimate Parent Group (other than an Obligor)) and installed on each Activation Rig (including but not limited to long lead items, critical spares, first fill, handling equipment, etc.) and details of the suppliers and contracts entered into in connection with the same (and to the extent practically possible to be with the same suppliers and substantially on the same terms as Rig 8); (C) a schedule of anticipated purchase orders required in connection with the Activation and payment terms in respect of equipment, spares or parts, services relating to such purchase orders; (D) a schedule of proposed dates for delivery and installation of equipment, spares, supplies and/or services for the relevant Activation Rig; (ii) on and from 1 July 2021 until completion of the Activation of that Activation Rig, promptly furnish the Agent with the following for each Activation Rig: (A) copies of its monthly budget statements and/or copies of accounting records of each Activation Rig from the previous month; (B) evidence that any purchase orders issued in the previous month (if applicable) have been paid in accordance with their terms; (C) a written monthly report on the Activation by the thirtieth (30th) day of each month including (but not limited to): (1) a statement of progress; (2) any proposed amendment, variation or waiver to, or of any terms of the Activation Plan, with reasons therefor (which amendment shall require the prior consent of the Agent, acting reasonably); and (3) details of any event which would reasonably be expected to or has given rise to any claim or other right of action under the Insurances. (b) Each of the following events or circumstances is an Activation Option Trigger Event: (i) a Rig Owner (other than Rig Owner 8) fails to deliver the Activation Plan in relation to an Activation Rig to the Agent by 30 June 2021; or (ii) A Rig Owner (other than Rig Owner 8) fails to satisfy any of the Activation Milestones set out in the Activation Plan in relation to an Activation Rig. On or any time after the occurrence of an Activation Option Trigger Event, then the Agent may, and shall if so directed by the Majority Lenders, provide a written notice to the Borrower and that Rig Owner ("Purchase Option Notice), either (in its option and at its sole discretion) (each a "Purchase Option): 15 EME ACTIVE-577237626.11 _ f ll f l f f f l l ll B f f il f f l f l f f f i th f f i f f ll (3) f l l f i i (i) B r B f i ll i i “ ti i ” “ ti n” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(A) requiring a Rig Owner to transfer title to an Activation Rig of its choosing (and regardless of which Activation Rig that the Activation Option Trigger Event arose); or (B) requiring that both Rig A Owner and Rig C Owner transfer title to each of the respective Activation Rigs, in each case, subject to sub clause (c)(i(1) and (c)(i)U) below. The right to exercise a Purchase Option or Purchase Options following the occurrence of an Activation Option Trigger Event shall continue unless and until such Purchase Option is terminated in accordance with sub-clause (c)(i)(J) below in relation to that Activation Rig. If the Agent exercises Purchase Options over both Activation Rigs, it shall specify in its Purchase Option Notice which Activation Rig is the "Priority Prepayment Rig" for the purpose of the Borrowers prepayment remedy option under sub-clause (d) below. (c) On or before 31 March 2021, the relevant Rig Owner and the Security Agent shall enter into and/or furnish to the Agent (each in form and substance satisfactory to the Agent acting reasonably and acting on the instructions of the Majority Lenders): (i) a conditional sale contract in respect of each Activation Rig (each an "Activation Rig MOA) setting out the detailed terms of the transfers pursuant to each Purchase Option, which shall be in standard industry form and shall include, but not be limited to, the following terms: (A) the transfer shall be conditional upon the receipt of a valid Purchase Option Notice made in accordance with this Clause 22.24 (and subject to receipt of the Activation Rigs Prepayment Notice in sub-clause (d) below following provision of a Purchase Option Notice); (B) the Security Agent shall have the right to nominate an entity as purchaser (acting on the instructions of the Majority Lenders) ("Nominee') being a special purpose corporate entity incorporated in the Marshall Islands, Cayman Islands or Bermuda or such other jurisdiction agreed by the Rig Owner acting reasonably and provided the Rig Owner is not restricted from entering into the sale which such entity due to Sanctions, applicable law or regulation; (C) the purchase price shall be: (1) in respect of Rig A, an amount equal to the outstanding balance of Tranche A and any accrued but unpaid interest (including capitalised PIYC interest) on such amount, the Prepayment Fee and Break Costs; and (2) in respect of Rig C, an amount equal to the outstanding balance of Tranche C and any accrued but unpaid interest (including capitalised PIYC interest) on such amount, the Prepayment Fee and Break Costs, which shall be deemed paid to and received by the Lender at completion of the transfer of the relevant Activation Rig; (D) an Activation Rig shall be transferred: (1) on the date being the fifteenth (1619 day after the date of the Purchase Option Notice (or such later date as the Security Agent may require in its sole and absolute discretion); (2) at her then location in Singapore; 16 EME ACTIVE-577237626.11 _ i f i r f )(I i (j f i r ll il t i ll i “ i it ” i ll l (i) i l f “ t ti ” il ll ll i ll l f li f i f it ll f “ i ” i l ll j l i ll f l i f i i li f l i f i i li ll f f r f ll 5th) f i PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(3) free and clear of any charters, encumbrances, mortgages (other than the relevant Mortgage), maritime liens, liens or debts or claims whatsoever, and the Rig Owner shall jointly and severally indemnify the Agent and its Nominee against any the consequences of any claims made against the Rig which have been incurred prior to the time of transfer; (4) together with everything belonging to her on board and on shore, and all spare parts and equipment belonging to the Rig used or unused, including on order, shall be included. Unused stores, provisions, bunkers and luboils shall be taken over without extra payment; (E) any taxes in connection with the purchase shall be for the account of the relevant Rig Owner and each party shall bear its own costs, fees and expenses; (F) the Rig Owner shall provide all reasonable assistance to any incoming technical managers of the Nominee in relation to the handover of the Activation Rig for a period of 45 days from transfer; (G) at the time of transfer the relevant Rig Owner shall furnish the Agent with a legal bill of sale and such other documents as may be required to effect registration of title into the name of the Nominee and shall be delivered with all technical documentation, plans, drawings, manuals either on board or in the possession of the Rig Owner, any Obligor or any Manager; (H) the other Obligors shall guarantee the due and punctual performance by relevant Rig Owner of its obligations and liabilities thereunder; (I) (J) the Purchase Option shall not be exercisable in respect of an Activation Rig at any time where: (1) the Borrower can demonstrate to the satisfaction of the Agent (acting reasonably) the Rig Owner of that Activation Rig has either entered into a fully binding Approved Drilling Contract for that Rig following Activation or has been granted a binding letter of award relating to a contract which, when concluded, will constitute an Approved Drilling Contract (and provided that the Agent shall be entitled to tender a new Purchase Option for that Activation Rig in the event that, prior to Activation, such Approved Drilling Contract is terminated for any reason or the contractor cancels or rescinds the letter of award for an Approved Drilling Contract); and (2) no Activation Option Trigger Event has occurred in relation to that Rig. the Purchase Option in respect of an Activation Rig shall terminate upon the completion of the Activation of that Activation Rig in accordance with the respective Activation Plan. (ii) a duly signed and notarised irrevocable power of attorney granted by each relevant Rig Owner in favour of the Security Agent to effect the transfer of the Activation Rig pursuant to the terms of the Purchase Option in the event of the failure of the relevant Rig Owner to comply with the terms of this Clause 22.24 or the terms of the relevant conditional sale contract provided power attorney shall be shall voided and returned to the Rig Owner on termination of the 17 EME ACTIVE-577237626.11 _ (3) ll j ll if f f i l i ll ll i ll f ll r ll l i l f f f f r r ll l l f f ll i l i l f ll l f (I) ll f f f f ill ll l i t t r f i r (J) f ll f it f r f f f f r l f i i l ll ll i f PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Purchase Option or prepayment in accordance with an Activation Rig Prepayment Notice; (iii) certified true copies of board and shareholder resolutions approving entry into the condition sale contract, the issuance of a power of attorney referred to in (ii) above and the bills of sale in (iv) below; and (iv) duly signed and notarised /legalised bills of sale in relation to the Activation Rig, which the Security Agent undertakes and agrees to hold on behalf of the Rig Owner, which bills of sale shall be deemed automatically released to the Security Agent in the event of the failure of the relevant Rig Owner to comply with the terms of the Purchase Option once exercised, provided such power attorney shall be shall voided and returned to the Rig Owner on termination of the Purchase Option or prepayment in accordance with an Activation Rig Prepayment Notice. (d) Following receipt of the Purchase Option Notice, the Borrower may, within five (5) Business Days of receipt of such Purchase Option Notice provide an irrevocable and unconditional written notice to the Agent ("Activation Rig Prepayment Notice') to prepay in full: (i) if the Purchase Option has been exercised in relation to only one Activation Rig, the Tranche relating to each of the Activation Rig; (ii) if the Purchase Option has been exercised in relation to both Activation Rigs, either: (A) both Tranches relating to the Activation Rigs; or (B) the Tranche relating the Activation Rig that the Agent has stated in its Purchase Option Notices as being the Priority Prepayment Rig, in each case such prepayment notice to specify a date for prepayment(s) on or before the date being fifteen (15) Business Days after the date on which the Purchase Option Notice was given (and any such prepayment to be in full compliance with the terms of Clause 7 (Prepayment and cancellation) of the Facility Agreement, including, but not limited to, payment of any applicable Prepayment Fees). (e) Upon prepayment pursuant to and in accordance with the terms of this Clause 22.24, the shares to the relevant Rig Owner or Rig Owners (as the case may be) relating to Tranche or Tranches subject to prepayment shall (subject to any credit balances any relevant Account being transferred to an Account of the Borrower or remaining Rig Owner) be transferred out of the Borrower Group and such Rig Owner or Rig Owners being so transferred and their assets including the Rig (subject to any credit balances any relevant Account being transferred to an Account of the Borrower or remaining Rig Owner) shall be released and discharged from any and all further Security, liabilities or obligations under the Finance Documents. (t) The Borrower undertakes and agrees that, within the date being five (5) days after provision of the Activation Rigs Prepayment Notice, it shall provide to the Agent evidence satisfactory to the Agent (acting reasonably) of agreed terms for committed funding or available funds to make such prepayments. (g) If the Borrower fails to provide the evidence of agreed terms for committed funding or available funds within the specified date or fails to make the prepayment in accordance with the Activation Rigs Prepayment Notice, such a failure shall constitute an immediate Event of Default. Without prejudice to its rights and remedies under the Finance Documents, the Security Agent may require the immediate completion of the transfer of each Activation Rig pursuant to the terms of the Purchase Option." (t) A new sub-clause (f) shall be inserted in Clause 26.2 (Other specific obligations) as follows: 18 EME ACTIVE-577237626.11 _ f l f f f l leg l f i lf ll ll i f f l f ll ll i f f f f i l “ t t ” (i) l f i ll f f r ll f f i f ll l f f ll f i i (g) I r i i ll f i i f r i ." PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

"(f) Any Obligor does not comply with the following specific obligations under Clause 22.24 (Rig Activation Undertakings): (i) a Rig Owner fails to transfer an Activation Rig pursuant to the terms on Activation Rig MOA following the valid exercise of a Purchase Option for that Activation Rig; (ii) the Borrower fails to make a prepayment in accordance with the terms of an Activation Rig Prepayment Notice issued by it; or (iii) any of the documents in set out in Clause 22.24(c) are not provided to the Agent on or before 31 March 2021." (u) Clause 26.3 (Other obligations) shall be deleted in its entirety and replaced with the following: (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment), Clause 26.2 (Other specific obligations) and Clause 26.24 (Sanctions). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fourteen (14) days of the earlier of (i) the Agent giving notice to the Borrower and (ii) any Obligor becoming aware of the failure to comply. (c) Subject to clause 26.2(t), no Event of Default shall occur upon an Activation Option Trigger Event referred to in Clause 22.24 (Rig Activation Undertakings)." (v) Sub-paragraph (b) (i) in Clause 24.4 (Earnings and Requisition Compensation) shall be deleted entirely and replaced as follows (and all other sub-paragraphs remain unchanged): "(b) (i) payments in respect of any amounts payable under the Finance Documents including any interest due under the Finance Documents (including any PIYC Interest, to the extent that the Borrower has not served a PIYC Request in respect of that Interest Period in accordance with Clause 8) and fees and expenses of the Finance Parties, any receiver and any delegate;" (w) Clause 24.5(b)(ii) (Minimum Liquidity Account) shall be deleted and replaced with the following: "(b) notwithstanding Clause 20.1 (Off Hire Buffer Amount), the requirement to maintain an Off Hire Buffer Amount under Clause 20.1 (Off Hire Buffer Amount) in the Minimum Liquidity Account shall be suspended until the earlier of 30 September 2021 and the occurrence of any Event of Default which is continuing. The Borrower shall (and each Obligor shall) ensure that on and from 1 October 2021, the amount standing to the credit of the Minimum Liquidity Account shall not be less than is required pursuant to Clause 20.1 (Off Hire Buffer Amount)." (x) Sub-paragraph (a) of Clause 25.1 (Additional security) shall be amended to include the words "(including any interest PIYC Interest accrued but not capitalised under Clause 8.5(a))" after the words "(y) the aggregate principal amount of the Loan then outstanding". (y) Clause 25.1 (Additional security) shall be amended to amend each reference to "175%" therein to "140%". (z) Sub-paragraphs (b) of Clause 26.26 (Acceleration) and Clause 33.5 (Application of Receipts — Partial Payments) shall be amended by inserting the words "(including any PIYC Interest accrued but not capitalised under Clause 8.5(a))" after the words "accrued interest" in each place where it appears. (aa) A new sub-paragraph (c) shall be included in Clause 28.4 as follows: 19 EME ACTIVE-577237626.11 _ “ li r l li f f f .” l r . ill i l f f li r f f f ll i )." “ f i f t ;” ( ) i . f ff ff ll il li f r f f ll f ll ff .” l “ ” “ ” l f – l “ ” “ ” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(c) For the avoidance of doubt, any cash or receivables following the sale of a Rig pursuant a Purchase Option shall be applied in prepayment of remaining Tranches in accordance with Clause 7." 20 EME ACTIVE-577237626.11 _ “ f i ll f .” PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).